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                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated June 11, 1999, accompanying the consolidated financial statements included in the Annual Report of Citadel Technology, Inc. on Form 10-KSB as of February 28, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Citadel Technology, Inc. on Form S-8 (File No. 33-65189, No. 333-03291, No. 333-15665,
No. 333-53151 and No. 333-63051 effective December 20, 1995, May 8, 1996,
November 6, 1996, May 20, 1998, and September 8, 1998, respectively) and Form SB-2, effective November 25, 1998 (File No. 333-65089).

GRANT THORNTON LLP
/s/ Grant Thornton LLP
Dallas, Texas
August 11, 1999